                                                           Exhibit No. EX-99.i.1

[SRSY LOGO]                                  Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                       Telephone  (215) 564-8000
                                                             Fax  (215) 564-8120

Bruce G. Leto
BLeto@stradley.com
215-564-8115

                                October 13, 2004

The UBS Funds
One North Wacker Drive
Chicago, IL  60606

                  Re:      Legal Opinion - Securities Act of 1933
                           --------------------------------------

Ladies and Gentlemen:

     We have  examined the Amended and Restated  Agreement  and  Declaration  of
Trust (the  "Declaration  of Trust")  of The UBS Funds (the  "Trust"),  a series statutory trust organized under the Delaware Statutory Trust Act, the By-Laws of the  Trust,  all as  amended  to  date,  and  the  various  pertinent  corporate proceedings  that we deem material.  We have also examined the  Notification  of
Registration and the Registration  Statements filed on behalf of the Trust under the Investment  Company Act of 1940, as amended (the  "Investment  Company Act")
and the  Securities  Act of 1933,  as amended  (the  "Securities  Act"),  all as amended to date, as well as other items we deem material to this opinion.

     The Trust is authorized by its  Declaration  of Trust to issue an unlimited number of shares of  beneficial  interest  with a par value of $0.001 per share.
The Trust is  currently  authorized  by the  Declaration  to issue shares of the series  designated as the UBS Emerging  Markets Debt Fund, UBS Emerging  Markets
Equity Fund, UBS Global Allocation Fund, UBS Global Bond Fund, UBS Global Equity
Fund,  UBS High Yield Fund, UBS  International  Equity Fund, UBS U.S. Bond Fund,
UBS U.S. Large Cap Equity Fund (formerly,  UBS U.S. Equity Fund), UBS U.S. Large
Cap Growth Fund,  UBS U.S.  Real Estate Equity Fund,  UBS U.S.  Small Cap Equity
Fund,  UBS U.S.  Small Cap Growth  Fund,  UBS U.S.  Large Cap Value  Equity Fund
(formerly, U.S. Value Equity Fund) and UBS Dynamic Alpha Fund.

     The  Declaration  of  Trust  designates,  or  authorizes  the  Trustees  to designate,  one or more series or classes of shares of the Trust, and allocates, or authorizes  the Trustees to allocate,  shares of beneficial  interest to each such series or class.  The  Declaration  of Trust also  empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.

     The Trust has filed with the U.S.  Securities  and Exchange  Commission,  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Trust  pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a
Notice  pursuant to Rule 24f-2 under the  Investment  Company Act perfecting the registration  of the shares  sold by the series of the Trust  during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Trust have been,  and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares,  under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the
Securities Act.

     Based upon the foregoing information and examination,  so long as the Trust remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization,  and the  registration  of an  indefinite  number of shares of the
Trust remains effective,  the authorized shares of the Trust when issued for the consideration set by the Board pursuant to the Declaration of Trust, and subject to compliance  with Rule 24f-2,  will be legally  outstanding,  fully-paid,  and non-assessable  shares,  and the holders of such shares will have all the rights provided for with respect to such  holding by the  Declaration  of Trust and the laws of the State of Delaware.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Trust,  along with any amendments thereto,  covering  the  registration  of the  shares  of the  Trust  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Trust are offered,  and we further consent to  reference in the  registration  statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                Very truly yours,

                                STRADLEY, RONON, STEVENS & YOUNG, LLP

                                BY:   /s/Bruce G. Leto
                                      ------------------------------------------
                                      Bruce G. Leto, a Partner